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Addendum to Loan Agreement of June 23, 1999

                          ADDENDUM TO UNSECURED PROMISSORY NOTE

                                                   Grand Cayman, Cayman Islands
                                                              February 28, 2000
                                                                    Page 1 of 1


         THIS IS AN ADDENDUM (the "Addendum") to that certain Unsecured Promissory Note, dated June 23, 1999 and (the "Note") issued by the undersigned, BoysToys.com, Inc., a Delaware corporation (hereinafter called "Maker"), wherein the Maker promised to pay to the order of Essex Capital Holdings, Ltd. (together with all subsequent holders of this Note, hereinafter called "Payee"), all sums due and owing under the Note.

                                      WHEREAS:

         A. The Maker and Payee acknowledge and agree that the Maker is not in default on any terms or provisions of the Note and the Loan Agreement.

         B. The parties seek to increase the maximum amount of the Principal Amount that the Payee is willing to lend to the Maker from One Million Dollars ($1,000,000) to One Million Five Hundred Thousand Dollars ($1,500,000) with all such funds to be loaned from the Payee to the Maker on the same terms and conditions as provided in the Note.

         NOW THEREFORE, the parties agree that the principal sum of the maximum amount that the Payee shall provide Payee under the terms of the Note shall be increased from One Million Dollars ($1,000,000) to One Million Five Hundred Thousand Dollars ($1,500,000) and that all other term and provisions of the Note, as originally written shall remain and shall be given full force and effect as if written the date first written above.

         This Addendum to the Note shall be binding upon Maker and its successors and assigns and shall inure to the benefit of Payee and its successors and assigns.

         All notices required or permitted in connection with this Note shall be given at the place and address as separately provided by each party to this Note.

         This Addendum to the Note shall be governed by and construed according to the laws of the State of Delaware.

        IN WITNESS WHEREOF,these presents are executed as of the date first written above.

                                       MAKER:

                                       BOYSTOYS.COM, INC.
                                       (a Delaware corporation)



                                       By: /s/ Ralph M. Amato
                                          --------------------------------
                                           Ralph M. Amato, President & CEO


Acknowledgement: [ILLEGIBLE]
                ----------------------------------
                 For: Essex Capital Holdings, Ltd.